Exhibit 23.6

CONSENT OF FROST & SULLIVAN (BEIJING) INC.

We hereby consent to (i) references to our name, (ii) inclusion of information and data contained in our industry report dated May 9, 2022 and (iii) citation of the industry report, in each case, in this Prospectus constituting a part of this Registration Statement on Form F-4. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

/s/ Frost & Sullivan (Beijing) Inc.

Beijing, China
October 14, 2022